SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 31, 2012 (May 30, 2012)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrants as specified in their charters)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code and, consequently, continue to operate their businesses in the ordinary course.  On March 6, 2012, Dynegy and DH, as co-plan proponents, filed a Second Amended Chapter 11 Plan of Reorganization for DH (the “Second Amended Plan”) and related disclosure statement with the Court.  On May 1, 2012, Dynegy, Dynegy Gas Investments, LLC (“DGIN”), Dynegy Coal Holdco, LLC (“Coal Holdco”), the Debtor Entities and certain of the Debtor Entities’ creditors representing DH’s major creditor constituencies (collectively the “Original Settlement Parties”) entered into a settlement agreement (the “May 1 Settlement Agreement”).  On the same date, certain of the Settlement Parties also entered into a plan support agreement (the “May 1 Plan Support Agreement”).  Subject to the terms and conditions contained in the May 1 Plan Support Agreement, Dynegy and DH each agreed to amend the Second Amended Plan to reflect the terms contained in the May 1 Plan Support Agreement.  On May 2, 2012, Dynegy and DH filed the May 1 Settlement Agreement and the May 1 Plan Support Agreement as Exhibit 10.1 to their Form 8-K with the Securities and Exchange Commission.

On May 30, 2012, the Original Settlement Parties entered into an amended and restated settlement agreement (the “Amended Settlement Agreement”) including (i) Wells Fargo Bank, N.A. (“Wells Fargo”) as successor trustee (the “Subordinated Notes Indenture Trustee”) under that certain subordinated debenture indenture (the “Subordinated Notes Indenture”) between DH (f/k/a NGC Corporation) and First National Bank of Chicago as Debenture Trustee, dated as of May 28, 1997 (as amended, restated and supplemented), solely with respect to certain sections of the Amended Settlement Agreement, (ii) DO S1 Limited (“CQS”), (iii) Loomis, Sayles & Company, L.P., solely in its capacity as a holder of NGC Trust Capital Income Securities (as defined below) (“Loomis”) and (iv) Claren Road Credit Master Fund Ltd. (“Claren Road,” collectively with CQS, Loomis and any other beneficial holder of Series B 8.316% Subordinated Capital Income Securities due 2027 in the initial aggregate principal amount of $200 million, issued by the NGC Capital Trust I pursuant to the Declaration of Trust dated as of May 20, 1997 creating the NGC Trust (the “NGC Trust Capital Income Securities”), the “Consenting Sub Debt Holders”).  Also on May 30, 2012, the parties to the May 1 Plan Support Agreement entered into an amended and restated plan support agreement including the Consenting Sub Debt Holders (the “Amended Plan Support Agreement” and, together with the Amended Settlement Agreement, the “Amended Agreements”), pursuant to which Dynegy and DH each agreed, subject to the terms of the Amended Plan Support Agreement, to amend the Second Amended Plan (as amended, the “Conforming Plan”) to reflect the terms contained in the Amended Plan Support Agreement.  Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Amended Agreements.

The Amended Settlement Agreement modifies the May 1 Settlement Agreement in the following material respects (subject to the terms and conditions contained in the Amended Settlement Agreement):

(i)            upon execution of the Amended Settlement Agreement:

•      Claren Road, CQS and Wells Fargo will immediately withdraw their objections and related discovery in respect of the May 1 Settlement Agreement, as applicable;

•      Claren Road will immediately adjourn and/or stay any related deadlines or discovery with respect to its notice of appeal of the Court’s order denying public access to certain judicial documents; and

•      Claren Road and CQS will immediately adjourn their respective motions and/or joinders to the motions for an order directing the appointment of a Chapter 11 Trustee and adjourn and/or stay any related deadlines or discovery with respect thereto;

(ii)           if the Court approves the Amended Settlement Agreement, the actions described in clause (i) that have been withdrawn will be deemed to have been withdrawn with prejudice and Claren Road and CQS shall take all necessary actions to withdraw, with prejudice, the adjourned matters referred to in clause (i) above;

(iii)          DH will provide Wells Fargo, solely as trustee for the holders of claims against DH (or the surviving entity of the combination of DH and Dynegy) arising under or based upon the Subordinated Notes Indenture, the subordinated notes issued thereunder, the NGC Trust Capital Income Securities and related instruments (“Subordinated Notes

Claims”), with an allowed subordinated unsecured claim in the amount of approximately $222.5 million; provided, that for purposes of treatment of and distribution on such allowed claims, Dynegy and DH will provide Wells Fargo, as the Subordinated Notes Indenture Trustee, solely on behalf of holders of Subordinated Notes Claims, with solely an Allowed General Unsecured Claim in the amount of $55.0 million against DH in exchange for and in full satisfaction of all Subordinated Notes Claims, which claims will receive the same treatment as that received by the holders of the Senior Notes, on a pari passu basis with all other Allowed General Unsecured Claims, and will not be subject to subordination;

(iv)          DH and any of its successors, assigns or transferees waive any and all rights it may have to receive a distribution on account of the 8.316% Common Securities due 2027 in the initial principal amount of $6.2 million, issued by NGC Capital Trust I and such distribution shall instead be made to holders of the NGC Trust Capital Income Securities;

(v)           notwithstanding any termination of the Amended Plan Support Agreement, the parties to the Amended Settlement Agreement also agree that they will not support any plan that provides different treatment to the Subordinated Notes held by the Consenting Sub Debt Holders than the treatment described above;

(vi)          the Consenting Sub Debt Holders join in the granting and receipt of the mutual releases under the Amended Settlement Agreement;

(vii)         termination of the Amended Settlement Agreement by mutual written agreement requires the written agreement of a Majority of the Consenting Sub Debt Holders; and

(viii)        a Majority of the Consenting Sub Debt Holders may terminate the Amended Settlement Agreement if the Settlement Effective Date shall not have occurred prior to June 29, 2012, provided that the Consenting Sub Debt Holders shall not have such a termination right in the event the order approving the Amended Settlement Agreement has been entered prior to such date.

The Amended Plan Support Agreement modifies the Plan Support Agreement so that the Consenting Sub Debt Holders generally have the rights and obligations of a Creditor Party thereunder. Additionally, the Amended Plan Support Agreement requires that the Conforming Plan provide for the treatment of the allowed Subordinated Notes Claims as discussed above and for a full waiver of the right of subordination that any claim holder might have with respect to such claim.  The Amended Plan Support Agreement also modifies the termination events set forth in the May 1 Plan Support Agreement as follows:

(i)            termination by mutual written agreement requires the written agreement of a Majority of the Consenting Sub Debt Holders;

(ii)           a majority of the Consenting Sub Debt Holders acting together enjoy the same termination rights as the other Creditor Parties until such time as the Court order approving the Amended Settlement Agreement has been entered and each Consenting Sub Debt Holder enjoys the same individual withdrawal right as each other Creditor Party until such time as the Court order approving the Amended Settlement Agreement has been entered;

(iii)          extended the date by which the Conforming Plan and related disclosure statement must be filed to June 8, 2012; and

(iv)          extended the date by which the disclosure statement for the Conforming Plan must be authorized by the Court to July 20, 2012, and extended the date by which the effective date of the Conforming Plan must occur to October 1, 2012.

These summaries of the terms of each of the Amended Agreements are qualified in their entirety by the full text of the Amended Settlement Agreement and the Amended Plan Support Agreement, attached thereto as Annex A, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit No.	Document
10.1	Amended and Restated Settlement Agreement, dated May 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: May 31, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS, LLC

Date: May 31, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Amended and Restated Settlement Agreement, dated May 30, 2012